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                                                               EXHIBIT 23.1

                      Consent of McGladrey & Pullen, LLP


We hereby consent to the incorporation by reference of our report dated September 24, 1996 in the Prospectus constituting part of this Registration Statement on Form S-2, which appears on page F-1 of the Annual Report on Form 10-KSB of Memry Corporation for the fiscal year ended June 30, 1996, as amended and to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ McGladrey & Pullen LLP

New Haven, Connecticut
January 30, 1997